Grobstein, Horwath & Company LLP
Certified Public Accountants
Member Horwath International

15233 Ventura Boulevard, Ninth Floor
Sherman Oaks, California 91403-2201
818.501.5200 Main
818.907.9632 Fax
www.horwathcal.com

January 13, 2009

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Tiens Biotech Group (USA), Inc.'s statements included under Item 4.01 of its Form 8-K dated January 8, 2009, and we agree with such statements concerning our firm.

Grobstein Horwath & Company LLP

GROBSTEIN HORWATH & COMPANY LLP